Exhibit 99.1

MEDIVATION ENTERS INTO CONFIDENTIALITY AGREEMENTS, INCLUDING WITH SANOFI

Sanofi to Terminate its Consent Solicitation

Board Committed to Delivering Value and Acting in Stockholders’ Best Interests

SAN FRANCISCO, CA – July 5, 2016 – Medivation, Inc. (NASDAQ: MDVN) today announced that it has entered into confidentiality agreements with a number of parties that have expressed interest in exploring a potential transaction and demonstrated that interest to the Board of Directors’ satisfaction. Medivation also confirmed that it entered into a confidentiality agreement with Sanofi and that Sanofi agreed to terminate its consent solicitation. Before entering into the confidentiality agreement with Sanofi, Medivation received from Sanofi, and Medivation’s Board of Directors unanimously rejected as not in the best interests of the company and its stockholders, a new unsolicited proposal to acquire Medivation. The proposal, which was conditional upon the execution of a confidentiality agreement and the receipt of information, was for $58.00 per share in cash plus a Contingent Value Right for talazoparib sales representing a potential payment in 2022 of a maximum of $3.00 per share.

The confidentiality agreements include customary six-month standstill provisions, subject to limited early termination events, and Medivation expects to provide each party the opportunity in the near term to review non-public information and meet with Medivation’s management.

Kim Blickenstaff, Chairman of Medivation’s Board of Directors, said, “Medivation has significant scarcity value as one of the only profitable, commercial-stage oncology companies, and management has been successfully executing a strategy that is generating outstanding returns for our stockholders. At the same time, our Board remains committed to objectively considering all avenues that may enhance our ability to deliver superior value. Our decision to enter into these agreements is consistent with our focus on stockholder interests, and will allow interested parties to fully understand the significant value of our XTANDI franchise and the enormous potential of our pipeline, including talazoparib, our promising, potential best-in-class PARP inhibitor.”

Evercore and J.P. Morgan are serving as financial advisors to Medivation, and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal counsel.

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this document. The forward-looking statements in this document include, but are not limited to, statements regarding other parties’ interest in exploring a potential friendly transaction with Medivation and estimates and other speculative statements regarding the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “expect,” believe,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statements are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; the risk that competitive, regulatory, or other factors could negatively impact the pricing of XTANDI or any future products; risks that unexpected adverse events could impact sales of XTANDI; the risk that clinical trials of XTANDI and product candidates in our pipeline will be unsuccessful; the inherent uncertainty associated with the regulatory approval process and the related risk of failure to obtain marketing approval for XTANDI for additional patient populations and indications and/or product candidates in our pipeline; competition from other approved or generic products similar to XTANDI or product candidates in our pipeline; failure to cost-effectively manufacture product candidates in our pipeline; general economic conditions; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. There can be no assurance that the execution of non-disclosure agreements will result in any specific action, including the consummation of a transaction or the timing thereof. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this document. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this document. There can be no assurance that any party will pursue a transaction with Medivation or that any such transaction that may be pursued will be consummated.

Contacts:

Investors

Medivation, Inc.

Anne Bowdidge, 650.218.6900

or

MacKenzie Partners, Inc.

Dan Burch/Bob Marese, 212.929.5500

Media

Sard Verbinnen & Co

Ron Low/David Isaacs, 415.618.8750

or

Michael Henson, +44 (0).20.3178.8914